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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated January 21, 1997, accompanying the financial statements and schedule of Meritage Hospitality Group Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/Grant Thornton LLP

Detroit, Michigan
November 10, 1997